Exhibit 99

OFG Bancorp Reports 2Q16 Results

SAN JUAN, Puerto Rico, July 22, 2016 – OFG Bancorp (NYSE: OFG) today reported results for the second quarter ended June 30, 2016.

2Q16 Highlights

•      Net income available to shareholders was in line with the preceding quarter and surpassed the year ago quarter. OFG generated $10.9 million, or $0.25 per share fully diluted, in 2Q16 compared to $10.7 million, or $0.24, in 1Q16. In the year ago quarter, OFG reported a net loss of $6.6 million, or ($0.15) per share, primarily due to non-recurring charges.

•      Oriental Bank’s overall performance continued strong. New loan generation at $237.8 million grew 5.1% from the preceding quarter, with increased activity in auto, mortgage, and consumer loans. Banking and wealth management fee revenues increased 6.8% from 1Q16.

•      Credit quality continued its positive trajectory. Net charge-offs (excluding acquired loans) declined to 1.21% from 1.30% in 1Q16. Early and total delinquency rates dropped from the previous and year-ago quarters. Non-performing loan rates fell to the lowest level in the last five quarters.

•      Costs remained under control. The efficiency ratio improved to 58.76%, the best level in last five quarters.

•      Total Puerto Rico government related exposure continued to decline. Balances fell approximately 1.0%, to $405.3 million from the end of 1Q16. In addition, Puerto Rico Electric Power Authority (PREPA) continued to make progress toward final implementation of its Restructuring Support Agreement by the end of 2016.

•      Net Interest Margin (NIM) remained relatively level, at 4.65% compared to 4.67% in 1Q16.

•      Capital continued to build. Tangible book value per common share increased to $14.96 from $14.68 in 1Q16. Tangible common equity (TCE) ratio increased to 9.92% from 9.50%.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“OFG delivered another good quarter, demonstrating strong consistency in our financial results. Diluted EPS of $0.25 was slightly better than 1Q16 as we continued to focus on building our franchise while continuously adapting to our environment.

“New loan generation remained robust, underscoring our growing retail franchise. NIM remained in line. Credit quality continued to be solid as a result of maintaining our prudent lending standards and proactive collection program. Our Puerto Rico government related loan exposure continued to decrease. Expenses are being well contained, with the efficiency ratio the best it has been in more than a year. As a result, tangible book value has increased.

“We are continuing to build franchise value by differentiating Oriental from others with technology that makes banking easier and more accessible, with superior levels of service. During 2Q16, we introduced the Oriental Biz mobile app, adding mobile check capture for small business customers. We were the first to introduce this feature for retail customers in Puerto Rico in 2013, and now we are the first to introduce this feature to small commercial clients on the island. During 2Q16, we also introduced Cardless Cash, another first for Puerto Rico, for making ATM withdrawals quickly without using an ATM/debit card. All of these are attracting a steady influx of new customers.

“Enactment of the Puerto Rico Oversight, Management and Economic Stability Act, or PROMESA, provides a clearer path to address Puerto Rico’s fiscal challenges and more importantly creates a congressional committee to focus on Puerto Rico’s economic development. As it is, the economy continues to fare reasonably well, despite some headlines to the contrary. We are also pleased the PREPA restructuring continues to move ahead for the benefit of its customers, Puerto Rico, and creditors alike.”

2Q16 Income Statement Highlights

The following compares data for the second quarter 2016 to the first quarter 2016 unless otherwise noted.

•      Interest Income from Loans declined $1.5 million to $79.7 million. This was due to lower balances, yields and cost recoveries from acquired loans as they continue to run off, partially offset by portfolio growth in originated loans.

•      Interest Income from Securities declined $1.9 million to $8.2 million. This was primarily due to the previously disclosed 1Q16 sale of mortgage backed securities, which was done in conjunction with the partial unwinding of a high-rate repurchase funding agreement.

•      Interest Expense declined $1.7 million to $14.6 million. This was due to lower balances and costs after the above mentioned 1Q16 transaction.

•      Total Provision for Loan and Lease Losses increased $0.7 million to $14.4 million. Provision for originated loans fell $1.6 million primarily due to lower net charge-offs and delinquency ratios. Provision for acquired loans increased $2.3 million primarily due to one former BBVA institutional commercial loan.

•      Net Interest Margin was 4.65% compared to 4.67%, reflecting the reasons mentioned above. Excluding cost recoveries, NIM was 4.59% compared to 4.55%.

•      Total Banking and Wealth Management Revenues increased $1.2 million to $18.3 million due to increases in all major operations, but primarily in wealth management. This was due to seasonal commercial insurance fees, higher volume in the sale of annuities, and higher commissions from broker dealer operations. Mortgage banking revenues increased 19.8% due to higher volumes of originated and sold loans.

•      FDIC Shared-Loss Expense, Net decreased $0.6 million to $3.4 million due to lower valuation changes in the covered mortgage portfolio.

•      Total Non-Interest Expenses declined $1.0 million to $53.8 million. Compensation decreased $1.8 million primarily due to reaching maximum Federal Insurance Contributions Act (FICA) contributions. General and administrative expenses declined $1.7 million due to lower professional and other service fees, reflecting continuing expense management. Net losses on the sale of foreclosed assets increased $2.2 million compared to 1Q16, which saw net gains on sales.

•      Effective Income Tax Rate was estimated at approximately 29% for the near-term, including this quarter.

June 30, 2016 Balance Sheet Highlights

The following compares data as of June 30, 2016 to March 31, 2016 unless otherwise noted.

•      Total Loans increased to $4.37 billion from $4.36 billion, as inflows of originated loans outpaced outflows in acquired loans.

•      Total Investments declined to $1.32 billion from $1.33 billion, mainly due to prepayments of mortgage-backed securities.

•      Puerto Rico Central Government and Public Corporation Loan Balances fell 1.9% to $194.4 million. Loans to Puerto Rico municipalities and Puerto Rico investment securities balances remained approximately level at $204.3 million and $6.7 million, respectively.

•      Total Deposits declined to $4.64 billion from $4.78 billion primarily due to a reduction of brokered deposit balances.

•      Total Borrowings declined to $1.04 billion from $1.07 billion primarily due to lower balances from FHLB advances and other borrowings.

•      Total Stockholders’ Equity increased $12.1 million to $915.9 million, reflecting an increase in retained earnings and in accumulated other comprehensive income, net.

Credit Quality Highlights

The following compares data for the second quarter 2016 to the first quarter 2016 unless otherwise noted.

•      Net Charge-Off (NCO) Rate at 1.21% fell 9 basis points, due to declines in the auto, commercial, and mortgage lending categories, partially offset by an increase in consumer lending charge-offs.

•      Early Delinquency Rate was at 1.86% and total delinquency 4.83%. Starting 2Q16 auto and consumer early delinquencies are being tracked to be consistent across all retail loan categories. Regardless of the change, early and total delinquency has been falling due to proactive measures to manage the effects of the economic environment.

•      Non-Performing Loan Rate at 9.08% declined 50 basis points with favorable experiences in commercial, auto and mortgage lending, partially offset by a small increase from consumer lending.

•      Allowance for Loan and Lease Losses fell $0.4 million to $112.8 million due to generally improved credit metrics. Loan loss reserve ratio to total loans (excluding acquired loans) decreased to 3.53% from 3.63%.

Capital Position

The following compares data for the second quarter 2016 to the first quarter 2016.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•      Tangible Common Equity to Total Tangible Assets at 9.92% increased 42 basis points to the highest level in five quarters.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) increased to 12.64% from 12.33%

•      Total Risk-Based Capital Ratio increased to 18.00% from 17.67%.

Conference Call

A conference call to discuss OFG’s results for the second quarter 2016, outlook and related matters will be held today, Friday, July 22, at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the second quarter ended June 30, 2016, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2015, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 52nd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations.  Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com) at (787) 522-6970

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2016 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2016	2016	2015	2015	2015	2016	2015
(Dollars in thousands, except per share data) (unaudited)		Q2	Q1	Q4	Q3	Q2	YTD	YTD
Earnings
Net interest income		$73,312	$74,975	$75,622	$89,823	$82,292	$148,287	$171,927
Non-interest income, net (core)	(2)	18,284	17,125	19,349	18,703	19,359	35,409	38,582
Non-interest expense		53,825	54,857	58,542	69,090	64,437	108,682	120,769
Pre-provision net revenues		37,771	37,243	36,429	39,436	37,214	75,014	89,740
Provision for loan and lease losses	(3)(32)	14,445	13,789	52,190	51,579	15,539	28,234	57,732
FDIC shared-loss expense, net	(31)	3,420	4,029	4,400	2,079	23,245	7,449	36,329
Net income (loss) before income taxes		20,197	19,832	(20,840)	5,131	(2,340)	40,029	(4,349)
Income tax expense (benefit)		5,858	5,661	(19,864)	562	769	11,519	1,748
Net income (loss)		$14,339	$14,171	$(976)	$4,569	$(3,109)	$28,510	$(6,097)
Common Share Statistics
Earnings (loss) per common share - basic	(4)	$0.25	$0.24	$(0.10)	$0.03	$(0.15)	$0.49	$(0.29)
Earnings (loss) per common share - diluted	(5)	$0.25	$0.24	$(0.10)	$0.03	$(0.15)	$0.49	$(0.29)
Average common shares outstanding		43,914	43,898	43,868	43,929	44,505	43,906	44,569
Average common shares outstanding and equivalents		51,095	51,064	51,069	51,146	51,774	51,081	51,876
Cash dividends per common share	(6)	$0.06	$0.06	$0.06	$0.10	$0.10	$0.12	$0.20
Book value per common share (period end)		$17.08	$16.80	$16.67	$16.91	$16.81	$17.08	$16.81
Tangible book value per common share (period end)	(7)	$14.96	$14.68	$14.53	$14.76	$14.67	$14.96	$14.67
Balance Sheet (Average Balances)
Loans	(8)	$4,503,777	$4,484,410	$4,552,234	$4,654,135	$4,748,145	$4,463,613	$4,806,489
Interest-earning assets		6,328,161	6,437,255	6,600,614	6,740,932	6,708,519	6,352,227	6,741,245
Total assets		6,778,209	6,990,212	7,160,328	7,326,901	7,329,899	6,884,210	7,353,189
Interest-bearing deposits		3,893,599	3,956,790	3,931,009	3,932,735	3,986,700	4,717,758	4,837,896
Borrowings		1,047,753	1,239,672	1,394,171	1,572,400	1,466,103	1,143,713	1,422,467
Stockholders' equity		908,350	899,858	905,646	912,598	929,867	904,103	939,043
Common stockholders' equity		742,480	733,988	739,776	746,728	763,997	738,233	773,173
Performance Metrics
Net interest margin	(9)	4.65%	4.67%	4.55%	5.29%	4.92%	4.68%	5.14%
Return on average assets	(10)	0.85%	0.81%	-0.05%	0.25%	-0.17%	0.83%	-0.17%
Return on average tangible common stockholders' equity	(11)	6.70%	6.69%	-2.75%	0.68%	-3.93%	6.69%	-3.84%
Efficiency ratio	(12)	58.76%	59.56%	61.64%	63.66%	63.39%	59.16%	57.37%
Full-time equivalent employees, period end		1,451	1,467	1,466	1,491	1,507	1,451	1,507
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses	(3)	$112,812	$113,238	$112,626	$80,351	$78,989	$112,812	$78,989
Allowance as a % of loans held for investment		3.53%	3.63%	3.62%	2.65%	2.67%	3.53%	2.67%
Net charge-offs		$9,478	$10,048	$12,737	$9,097	$7,723	$19,526	$16,315
Net charge-off rate	(13)	1.21%	1.30%	1.67%	1.23%	1.06%	1.25%	1.13%
Early delinquency rate (30 - 89 days past due)		1.86%	3.51%	3.70%	3.77%	4.84%	1.86%	4.84%
Total delinquency rate (30 days and over)		4.83%	6.72%	6.94%	7.06%	7.72%	4.83%	7.72%
Capital Ratios	(14)
Leverage ratio		11.92%	11.38%	11.18%	10.93%	11.05%	11.92%	11.05%
Common equity Tier 1 capital ratio		12.64%	12.33%	12.14%	12.03%	12.26%	12.64%	12.26%
Tier 1 risk-based capital ratio		16.71%	16.36%	15.99%	15.64%	15.85%	16.71%	15.85%
Total risk-based capital ratio		18.00%	17.67%	17.29%	16.93%	17.41%	18.00%	17.41%
Tangible common equity ("TCE") ratio		9.92%	9.50%	9.10%	9.11%	8.91%	9.92%	8.91%

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended					Six-Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data) (unaudited)		2016	2016	2015	2015	2015	2016	2015
Interest income:
Loans	(1)(17)
Non-acquired loans		$49,108	$47,915	$47,261	$46,036	$44,238	$97,023	$106,231
Acquired BBVAPR loans		23,670	25,676	26,976	35,214	33,508	49,346	53,494
Acquired Eurobank loans		6,897	7,561	8,134	16,014	12,758	14,458	28,262
Total interest income from loans		79,675	81,152	82,371	97,264	90,504	160,827	187,987
Investment securities		8,233	10,154	10,536	9,983	8,909	18,387	18,427
Total interest income		87,908	91,306	92,907	107,247	99,413	179,214	206,414
Interest expense:
Deposits
Core deposits		5,551	5,136	5,237	5,440	5,519	10,687	11,457
Brokered deposits		1,816	1,988	1,438	1,211	1,085	3,804	2,251
Total deposits		7,367	7,124	6,675	6,651	6,604	14,491	13,708
Borrowings		7,229	9,207	10,610	10,773	10,517	16,436	20,779
Total interest expense		14,596	16,331	17,285	17,424	17,121	30,927	34,487
Net interest income		73,312	74,975	75,622	89,823	82,292	148,287	171,927
Provision for loan and lease losses, excluding acquired loans	(1)(3)	9,052	10,660	45,012	10,459	9,953	19,712	43,864
Provision for acquired BBVAPR loan and lease losses	(1)	4,362	2,324	7,332	7,630	5,691	6,686	9,163
Provision (recapture) for acquired Eurobank loan and lease losses	(1)(32)	1,031	805	(154)	33,490	(105)	1,836	4,705
Total provision for loan and lease losses, net		14,445	13,789	52,190	51,579	15,539	28,234	57,732
Net interest income after provision for loan and lease losses		58,867	61,186	23,432	38,244	66,753	120,053	114,195
Non-interest income:
Banking service revenues		10,219	10,118	10,223	10,826	10,212	20,337	20,417
Wealth management revenues		7,041	6,152	7,715	6,885	7,285	13,193	14,440
Mortgage banking activities		1,024	855	1,411	992	1,862	1,879	3,725
Total banking and wealth management revenues		18,284	17,125	19,349	18,703	19,359	35,409	38,582
FDIC shared-loss expense, net	(18)(31)	(3,420)	(4,029)	(4,400)	(2,079)	(23,245)	(7,449)	(36,329)
Other-than-temporary impairment losses on investment securities		-	-	(1,244)	(246)	-	-	-
Reimbursement from FDIC shared-loss coverage in sale of loans	(32)	-	-	-	20,000	-	-	-
Other gains (losses), net	(22)	291	407	565	(401)	(770)	698	(28)
Total non-interest income (loss), net		15,155	13,503	14,270	35,977	(4,656)	28,658	2,225
Non-interest expense:
Compensation and employee benefits		18,531	20,284	18,716	20,098	19,260	38,815	39,440
Rent and occupancy costs		8,107	7,822	8,111	8,556	8,883	15,929	17,519
Net loss on sale of foreclosed real estate and other repossessed assets	(32)	4,163	1,930	4,197	14,172	8,339	6,093	12,177
General and administrative expenses		20,821	22,566	25,512	21,537	24,904	43,387	46,358
Total operating expenses		51,622	52,602	56,536	64,363	61,386	104,224	115,494
Credit related expenses		2,203	2,255	2,006	3,810	3,051	4,458	5,275
Other non-recurring expenses	(15)	-	-	-	917	-	-	-
Total non-interest expense		53,825	54,857	58,542	69,090	64,437	108,682	120,769
Income (loss) before income taxes		20,197	19,832	(20,840)	5,131	(2,340)	40,029	(4,349)
Income tax expense (benefit)	(33)	5,858	5,661	(19,864)	562	769	11,519	1,748
Net income (loss)		14,339	14,171	(976)	4,569	(3,109)	28,510	(6,097)
Less: dividends on preferred stock
Convertible preferred stock		(1,837)	(1,838)	(1,837)	(1,838)	(1,837)	(3,675)	(3,675)
Other preferred stock		(1,629)	(1,627)	(1,629)	(1,627)	(1,629)	(3,256)	(3,256)
Net income (loss) available to common shareholders		$10,873	$10,706	$(4,442)	$1,104	$(6,575)	$21,579	$(13,028)

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2016	2016	2015	2015	2015
Cash and cash equivalents		$520,078	$681,198	$540,058	$530,545	$559,621
Investments:
Trading securities		348	314	288	583	786
Investment securities available-for-sale, at fair value, with amortized cost of $645,298
(March 31, 2016 - $653,673; December 31, 2015 - $955,646; September 30, 2015 - $982,754;
June 30, 2015 - $1,023,573)
Mortgage-backed securities	(22)	651,724	656,137	953,213	985,554	1,020,493
Other investment securities	(22)	12,578	13,148	21,396	22,151	23,826
Total investment securities available-for-sale		664,302	669,285	974,609	1,007,705	1,044,319
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $643,530
(March 31, 2016 - $641,346; December 31, 2015 - $614,679; September 30, 2015 - $595,148;
June 30, 2015 - $547,776)		635,399	637,036	620,189	594,639	550,553
Federal Home Loan Bank (FHLB) stock, at cost		19,838	20,761	20,783	20,804	20,826
Other investments		3	3	3	3	3
Total investments		1,319,890	1,327,399	1,615,872	1,623,734	1,616,487
Loans, net	(17)(32)	4,373,617	4,360,129	4,434,213	4,468,676	4,639,467
Other assets:
FDIC shared-loss indemnification asset	(31)	18,426	20,923	22,599	22,895	22,704
Derivative assets		1,926	2,662	3,025	3,290	4,376
Prepaid expenses		16,332	10,363	11,762	14,151	16,492
Deferred tax asset, net		143,048	145,518	145,901	143,935	138,406
Foreclosed real estate and repossessed properties	(32)	55,086	61,145	64,088	73,063	95,994
Premises and equipment, net		72,585	73,975	74,590	75,346	76,486
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	(16)(32)	105,539	105,191	100,972	162,118	142,223
Total assets		$6,712,596	$6,874,572	$7,099,149	$7,203,822	$7,398,325

Deposits:
Demand deposits		$1,972,743	2,018,346	1,862,572	1,906,658	1,938,772
Savings accounts		1,110,423	1,110,469	1,107,618	1,217,098	1,250,460
Time deposits		999,243	962,773	964,588	941,821	956,829
Brokered deposits		561,645	688,105	782,973	653,126	605,361
Total deposits		4,644,054	4,779,693	4,717,751	4,718,703	4,751,422
Borrowings:
Securities sold under agreements to repurchase	(22)	626,109	636,172	934,691	1,000,664	1,161,136
Advances from FHLB and other borrowings		308,233	333,736	334,210	334,670	335,481
Subordinated capital notes		102,983	102,808	102,633	102,371	102,109
Total borrowings		1,037,325	1,072,716	1,371,534	1,437,705	1,598,726
Other liabilities:
Derivative liabilities		5,413	6,220	6,162	8,622	8,739
Acceptances outstanding		20,984	19,381	14,582	19,083	16,040
Accrued expenses and other liabilities		88,930	92,761	92,043	111,821	111,799
Total liabilities		5,796,706	5,970,771	6,202,072	6,295,934	6,486,726
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,626	52,626	52,626	52,626	52,626
Additional paid-in capital		540,705	540,371	540,512	540,088	539,669
Legal surplus		73,265	71,865	70,435	70,423	69,934
Retained earnings		162,363	155,529	148,886	155,974	159,737
Treasury stock, at cost	(19)	(104,874)	(104,874)	(105,379)	(105,379)	(100,668)
Accumulated other comprehensive income, net		15,805	12,284	13,997	18,156	14,301
Total stockholders' equity		915,890	903,801	897,077	907,888	911,599
Total liabilities and stockholders' equity		$6,712,596	$6,874,572	$7,099,149	$7,203,822	$7,398,325

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production	(17)

		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2016	2016	2015	2015	2015
Non-acquired loans held for investment:
Mortgage		$743,267	$751,819	$757,828	$762,636	$757,187
Commercial		1,476,613	1,425,385	1,441,649	1,389,353	1,363,851
Consumer		265,269	252,327	242,950	227,756	212,629
Auto		712,268	687,159	669,163	647,544	623,198
		3,197,417	3,116,690	3,111,590	3,027,289	2,956,865
Less: Allowance for loan and lease losses		(112,812)	(113,238)	(112,626)	(80,351)	(78,989)
		3,084,605	3,003,452	2,998,964	2,946,938	2,877,876
Deferred loan costs, net		4,624	4,350	4,203	4,571	3,877
Total non-acquired loans held for investment, net		3,089,229	3,007,802	3,003,167	2,951,509	2,881,753

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		4,559	6,558	7,457	7,736	8,448
Consumer		33,839	36,346	38,385	39,774	41,505
Auto		77,118	91,406	106,911	124,120	142,570
		115,516	134,310	152,753	171,630	192,523
Less: Allowance for loan and lease losses		(4,487)	(4,993)	(5,542)	(5,473)	(5,529)
		111,029	129,317	147,211	166,157	186,994

Accounted for under ASC 310-30
Mortgage		591,029	600,901	608,294	617,268	631,807
Commercial		323,105	345,789	375,491	395,637	499,710
Consumer		7,331	9,345	11,843	15,072	18,869
Auto		117,038	134,669	153,592	173,979	195,891
	(34)	1,038,503	1,090,704	1,149,220	1,201,956	1,346,277
Less: Allowance for loan and lease losses	(34)	(22,801)	(27,747)	(25,785)	(19,986)	(18,359)
		1,015,702	1,062,957	1,123,435	1,181,970	1,327,918
Total Acquired BBVAPR loans, net		1,126,731	1,192,274	1,270,646	1,348,127	1,514,912

Eurobank
Accounted for under ASC 310-30
Mortgage		89,558	91,113	92,273	92,757	102,499
Commercial		70,596	142,298	142,377	144,704	187,692
Consumer		1,410	1,770	2,314	2,708	3,295
	(34)	161,564	235,181	236,964	240,169	293,486
Less: Allowance for loan and lease losses	(34)	(22,116)	(92,293)	(90,178)	(90,332)	(71,452)
Total Acquired Eurobank loans, net		139,448	142,888	146,786	149,837	222,034
Total acquired loans, net	(32)	1,266,179	1,335,162	1,417,432	1,497,964	1,736,946
Total loans held for investment		4,355,408	4,342,964	4,420,599	4,449,473	4,618,699
Mortgage loans held for sale		18,209	17,165	13,614	19,203	20,768
Total loans, net		$4,373,617	$4,360,129	$4,434,213	$4,468,676	$4,639,467

		2016	2016	2015	2015	2015
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Quarterly loan production	(20)
Mortgage		$57,636	$48,321	$55,450	$65,248	$64,826
Commercial		66,258	79,272	75,775	83,243	120,500
Consumer		39,550	34,275	37,919	36,756	39,837
Auto and Leasing		74,383	64,285	67,633	65,743	61,545
Total		$237,827	$226,153	$236,777	$250,990	$286,708

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2016 Q2			2016 Q1			2015 Q4			2015 Q3			2015 Q2
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$512,916	$612	0.48%	$502,718	$646	0.52%	$438,981	$327	0.30%	$482,959	$308	0.25%	$483,507	$322	0.27%
Investment securities	1,311,468	7,621	2.33%	1,450,127	9,508	2.63%	1,609,399	10,209	2.52%	1,603,838	9,674	2.39%	1,476,867	8,587	2.33%
Loans
Non-acquired loans	3,129,570	49,108	6.29%	3,100,157	47,915	6.20%	3,043,109	47,261	6.16%	2,959,961	46,036	6.17%	2,927,347	44,239	6.06%
Acquired BBVAPR loans	1,230,206	23,670	7.72%	1,240,252	25,676	8.30%	1,361,173	26,976	7.86%	1,499,399	35,215	9.32%	1,585,422	33,507	8.48%
Acquired Eurobank loans	144,001	6,897	19.21%	144,001	7,561	21.06%	147,952	8,134	21.81%	194,775	16,014	32.62%	235,376	12,758	21.74%
Total loans	4,503,777	79,675	7.10%	4,484,410	81,152	7.26%	4,552,234	82,371	7.18%	4,654,135	97,265	8.29%	4,748,145	90,504	7.65%
Total interest-earning assets	$6,328,161	$87,908	5.57%	$6,437,255	$91,306	5.69%	$6,600,614	$92,907	5.58%	$6,740,932	$107,247	6.31%	$6,708,519	$99,413	5.94%

Interest bearing liabilities:
Deposits
NOW accounts	$1,195,895	$1,518	0.51%	$1,152,055	$1,081	0.38%	$1,138,928	$1,063	0.37%	$1,110,804	$1,034	0.37%	$1,144,931	$1,073	0.38%
Savings accounts	1,103,808	1,308	0.48%	1,115,552	1,398	0.50%	1,180,220	1,516	0.51%	1,234,772	1,592	0.51%	1,300,001	1,662	0.51%
Time deposits	981,759	2,558	1.05%	954,857	2,495	1.05%	938,291	2,456	1.04%	939,076	2,613	1.10%	969,818	2,624	1.09%
Brokered deposits	612,137	1,816	1.19%	734,326	1,988	1.09%	673,570	1,438	0.85%	648,083	1,211	0.74%	571,950	1,085	0.76%
	3,893,599	7,200	0.74%	3,956,790	6,962	0.71%	3,931,009	6,473	0.65%	3,932,735	6,450	0.65%	3,986,700	6,444	0.65%
Non-interest bearing deposit accounts	810,177	-	-	774,950	-	-	781,064	-	-	772,064	-	-	773,479	-	-%
Fair value premium amortization and core deposit intangible amortization	-	167	-	-	162	-	-	202	-	-	201	-	-	160	-
Total deposits	4,703,776	7,367	0.63%	4,731,740	7,124	0.60%	4,712,073	6,675	0.56%	4,704,799	6,651	0.56%	4,760,179	6,604	0.56%
Borrowings
Securities sold under agreements to repurchase	627,693	4,258	2.72%	799,613	6,099	3.06%	957,680	7,404	3.07%	1,132,373	7,605	2.66%	1,020,077	7,394	2.91%
Advances from FHLB and other borrowings	317,191	2,098	2.65%	337,364	2,240	2.66%	334,029	2,306	2.74%	337,829	2,283	2.68%	344,088	2,248	2.62%
Subordinated capital notes	102,869	873	3.40%	102,695	868	3.39%	102,462	900	3.48%	102,198	885	3.44%	101,938	875	3.44%
Total borrowings	1,047,753	7,229	2.77%	1,239,672	9,207	2.98%	1,394,171	10,610	3.02%	1,572,400	10,773	2.72%	1,466,103	10,517	2.88%
Total interest-bearing liabilities	$5,751,529	$14,596	1.02%	$5,971,412	$16,331	1.10%	$6,106,244	$17,285	1.12%	$6,277,199	$17,424	1.10%	$6,226,282	$17,121	1.10%
Interest rate spread		$73,312	4.55%		$74,975	4.59%		$75,622	4.46%		$89,823	5.21%		$82,292	4.84%
Net interest margin			4.65%			4.67%			4.55%			5.29%			4.92%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$293			$683			$354			$6,106			$941
Acquired Eurobank loans		539			1,326			2,397			6,991			2,635
		$832			$2,009			$2,751			$13,097			$3,576
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,328,161	$87,076	5.52%	$6,437,255	$89,297	5.56%	$6,600,614	$90,156	5.42%	$6,740,932	$94,150	5.54%	$6,708,519	$95,837	5.73%
Interest rate spread		$72,480	4.50%		$72,966	4.46%		$72,871	4.30%		$76,726	4.44%		$78,716	4.63%
Net interest margin			4.59%			4.55%			4.38%			4.52%			4.71%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2016 YTD			2015 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$507,817	$1,258	0.50%	$523,649	$645	0.25%
Investment securities	1,380,797	17,129	2.49%	1,411,107	17,782	2.54%
Loans
Non-acquired loans	3,114,864	97,023	6.25%	2,880,264	90,522	6.34%
Acquired BBVAPR loans	1,206,171	49,346	8.20%	1,671,173	69,202	8.35%
Acquired Eurobank loans	142,578	14,458	20.34%	255,052	28,262	22.35%
Total loans	4,463,613	160,827	7.23%	4,806,489	187,986	7.89%
Total interest-earning assets	$6,352,227	$179,214	5.66%	$6,741,245	$206,413	6.17%

Interest bearing liabilities:
Deposits
NOW accounts	$1,173,975	$2,600	0.44%	$1,202,621	$2,354	0.39%
Savings accounts	1,109,680	2,706	0.49%	1,307,141	3,396	0.52%
Time deposits	968,308	5,053	1.05%	979,477	5,601	1.15%
Brokered deposits	673,231	3,804	1.13%	586,986	2,251	0.77%
	3,925,194	14,163	0.72%	4,076,225	13,602	0.67%
Non-interest bearing deposit accounts	792,564	-	-	761,671	-	-%
Fair value premium amortization and core deposit intangible amortization	-	328	-	-	106	-
Total deposits	4,717,758	14,491	0.62%	4,837,896	13,708	0.57%
Borrowings
Securities sold under agreements to repurchase	713,653	10,357	2.91%	979,950	14,559	3.00%
Advances from FHLB and other borrowings	327,278	4,337	2.66%	340,709	4,484	2.65%
Subordinated capital notes	102,782	1,742	3.40%	101,808	1,735	3.44%
Total borrowings	1,143,713	16,436	2.88%	1,422,467	20,778	2.95%
Total interest-bearing liabilities	$5,861,471	$30,927	1.06%	$6,260,363	$34,486	1.11%
Interest rate spread		$148,287	4.60%		$171,927	5.06%
Net interest margin			4.68%			5.14%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$976			2,304
Acquired Eurobank loans		1,865			4,677
		$2,841			$6,981
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,352,227	$176,373	5.57%	$6,741,245	$199,432	5.97%
Interest rate spread		$145,446	4.51%		$164,946	4.86%
Net interest margin			4.59%			4.93%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2016	2016	2015	2015	2015
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Net Charge-offs
Mortgage:
Charge-offs	$1,374	$1,662	$1,568	$1,058	$1,356
Recoveries	(36)	(145)	(53)	(270)	(67)
Total mortgage	1,338	1,517	1,515	788	1,289
Commercial:
Charge-offs	833	1,011	3,229	828	497
Recoveries	(228)	(88)	(60)	(63)	(219)
Total commercial	605	923	3,169	765	278
Consumer:
Charge-offs	2,811	2,327	2,227	2,471	2,309
Recoveries	(133)	(102)	(142)	(186)	(390)
Total consumer	2,678	2,225	2,085	2,285	1,919
Auto and Leasing:
Charge-offs	8,100	8,362	9,068	8,510	7,662
Recoveries	(3,243)	(2,979)	(3,100)	(3,251)	(3,425)
Total auto and leasing	4,857	5,383	5,968	5,259	4,237
Total	$9,478	$10,048	$12,737	$9,097	$7,723
Net Charge-off Rates
Mortgage	0.72%	0.80%	0.80%	0.42%	0.66%
Commercial	0.17%	0.26%	0.91%	0.23%	0.08%
Consumer	4.35%	3.80%	3.68%	4.33%	3.99%
Auto and Leasing	2.75%	3.15%	3.59%	3.28%	2.74%
Total	1.21%	1.30%	1.67%	1.23%	1.06%
Average Loans Held For Investment
Mortgage	$743,516	$756,291	$756,530	$758,689	$782,753
Commercial	1,433,944	1,425,332	1,394,597	1,349,511	1,333,276
Consumer	246,003	234,499	226,783	210,933	192,572
Auto and Leasing	706,107	684,035	665,199	640,828	618,746
Total	$3,129,570	$3,100,157	$3,043,109	$2,959,961	$2,927,347

8
OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2016		2016	2015	2015		2015
(Dollars in thousands) (unaudited)		Q2		Q1	Q4	Q3		Q2
Early Delinquency (30 - 89 days past due)
Mortgage		$33,101		$31,627	$36,092	$37,377	*	$68,515
Commercial		4,923		2,353	4,461	1,678		5,532
Consumer		1,933	*	4,341	4,128	3,585		3,089
Auto and Leasing		19,438	*	71,004	70,464	71,627		66,044
Total		$59,395		$109,325	$115,145	$114,267		$143,180
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.45%		4.21%	4.76%	4.90%		9.05%
Commercial		0.33%		0.17%	0.31%	0.12%		0.41%
Consumer		0.73%	*	1.72%	1.70%	1.57%		1.45%
Auto and Leasing		2.73%	*	10.33%	10.53%	11.06%		10.60%
Total		1.86%		3.51%	3.70%	3.77%		4.84%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$95,911		$97,424	$102,988	$104,355		$127,609
GNMA's buy-back option program	(30)	8,369		7,684	7,945	6,993		6,961
Total mortgage		104,280		105,108	110,933	111,348		134,570
Commercial		20,005		19,686	21,138	17,014		16,062
Consumer		3,358		5,934	5,171	4,832		4,244
Auto and Leasing		26,760		78,746	78,757	80,613		73,464
Total		$154,403		$209,474	$215,999	$213,807		$228,340
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.90%		12.96%	13.59%	13.68%		16.85%
GNMA's buy-back option program	(30)	1.13%		1.02%	1.05%	0.92%		0.92%
Total mortgage		14.03%		13.98%	14.64%	14.60%		17.77%
Commercial		1.35%		1.38%	1.47%	1.22%		1.18%
Consumer		1.27%	*	2.35%	2.13%	2.12%		2.00%
Auto and Leasing		3.76%	*	11.46%	11.77%	12.45%		11.79%
Total		4.83%		6.72%	6.94%	7.06%		7.72%
Nonperforming Assets	(21)
Mortgage		$72,947		$76,218	$77,875	$78,148		$74,528
Commercial		207,768		212,345	215,281	222,072		224,014
Consumer		2,339		2,039	1,631	2,004		1,512
Auto and Leasing		7,337		7,873	8,418	10,076		8,587
Total nonperforming loans		290,391		298,475	303,205	312,300		308,641
Foreclosed real estate		10,463		10,502	9,772	10,517		9,956
Other repossessed assets		2,979		2,796	3,845	5,134		8,624
Total nonperforming assets		$303,833		$311,773	$316,822	$327,951		$327,221
Nonperforming Loan Rates
Mortgage		9.81%		10.14%	10.28%	10.25%		9.84%
Commercial		14.07%		14.90%	14.93%	15.98%		16.43%
Consumer		0.88%		0.81%	0.67%	0.88%		0.71%
Auto and Leasing		1.03%		1.15%	1.26%	1.56%		1.38%
Total loans		9.08%		9.58%	9.74%	10.32%		10.44%

* During Q3 2015, the Company changed its early delinquency reporting on mortgage loans from one scheduled payment due to two scheduled payments due in order to comply with regulatory reporting instructions and be comparable with local peers. Troubled debt restructured loans remain using one scheduled payment due.  During Q2 2016, the Company changed its early delinquency reporting on consumer and auto loans from one scheduled payment due to two scheduled payments due. This change resulted in a $1.9 million and $50.3 million reduction in early and total delinquency for consumer loans and auto loans, respectively.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter Ended June 30, 2016
					Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period		$18,784	$64,206	$11,414	$18,716	$118	$113,238
Provision (recapture) for loan and lease losses		1,091	(457)	3,035	5,400	(17)	9,052
Charge-offs		(1,374)	(833)	(2,811)	(8,100)	-	(13,118)
Recoveries		36	228	133	3,243	-	3,640
Balance at end of period		$18,537	$63,144	$11,771	$19,259	$101	$112,812
Allowance coverage ratio		2.49%	4.28%	4.44%	2.70%	0.00%	3.53%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period			$23	$3,243	$1,727	$-	$4,993
Provision (recapture) for loan and lease losses			2	684	(138)	-	548
Charge-offs			(12)	(1,013)	(571)	-	(1,596)
Recoveries			8	88	446	-	542
Balance at end of period			$21	$3,002	$1,464	$-	$4,487

Acquired loans accounted for under ASC 310-30
Balance at beginning of period		$1,762	$20,430	$-	$5,555	$-	$27,747
(Recapture) provision for loan and lease losses, net		(163)	3,977	-	-	-	3,814
Loans pools fully charged-off		(14)	-	-	(202)	-	(216)
Allowance de-recognition from new policy	(34)	-	(8,544)	-	-	-	(8,544)
Balance at end of period		$1,585	$15,863	$-	$5,353	$-	$22,801

Acquired Eurobank loans:
Balance at beginning of period		$23,961	68,089	243	-	-	$92,293
Provision (recapture) for loan and lease losses, net		237	801	(7)	-	-	1,031
FDIC shared-loss portion of provision for covered loan and lease losses, net		951	-	-	-	-	951
Allowance de-recognition from new policy	(34)	(14,133)	(57,794)	(232)	-	-	(72,159)
Balance at end of period		$11,016	$11,096	$4	$-	$-	$22,116

Total acquired loans
Balance at beginning of period		$25,723	88,542	3,486	7,282	-	125,033
Provision (recapture) for loan and lease losses		74	4,780	677	(138)	-	5,393
Charge-offs		-	(12)	(1,013)	(571)	-	(1,596)
Recoveries		-	8	88	446	-	542
FDIC shared-loss portion of provision for covered loan and lease losses, net		951	-	-	-	-	951
Loans pools fully charged-off		(14)	-	-	(202)	-	(216)
Allowance de-recognition from new policy	(34)	(14,133)	(66,338)	(232)	-	-	(80,703)
Balance at end of period		$12,601	$26,980	$3,006	$6,817	$-	$49,404

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended June 30, 2016
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$260,557	$40,102	$17,156	$17,587	$5,261	$340,663
Change in expected cash flows	-	$3,062	$(408)	$630	$(1)	$3,283
Accretion	(8,294)	(5,272)	(1,307)	(3,616)	(870)	(19,359)
Transfers from (to) non-accretable discount	31,560	(833)	(193)	(498)	495	30,531
Balance at end of period	$283,823	$37,059	$15,248	$14,103	$4,885	$355,118

Non-Accretable Discount
Balance at beginning of period	$370,155	$10,716	$7,432	$21,938	$18,735	$428,976
Change in actual and expected cash flows	(2,442)	(967)	(206)	(315)	(15)	(3,945)
Transfers (to) from accretable yield	(31,560)	833	193	498	(495)	(30,531)
Balance at end of period	$336,153	$10,582	$7,419	$22,121	$18,225	$394,500

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$50,787	$33,202	$2,237	$-	$-	$86,226
Change in expected cash flows	(198)	1,619	-	(77)	81	1,425
Accretion	(2,263)	(4,527)	(33)	2	(76)	(6,897)
Transfers from (to) non-accretable discount	10	(1,152)	-	75	(5)	(1,072)
Balance at end of period	$48,336	$29,142	$2,204	$-	$-	$79,682

Non-Accretable Discount
Balance at beginning of period	$12,703	$-	$-	$-	$-	$12,703
Change in actual and expected cash flows	(1,138)	(1,152)	-	75	(5)	(2,220)
Transfers (to) from accretable yield	(10)	1,152	1	(75)	5	1,073
Balance at end of period	$11,555	$-	$1	$-	$-	$11,556

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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2016	2016	2015	2015	2015
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$915,890	$903,801	$897,077	$907,888	$911,599
Less: Intangible assets	(93,068)	(93,487)	(93,907)	(94,383)	(94,859)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$656,952	$644,444	$637,300	$647,635	$650,870

Common stock outstanding at end of period	43,914	43,914	43,868	43,868	44,368
Tangible book value	$14.96	$14.68	$14.53	$14.76	$14.67
Total Assets to Tangible Assets
Total assets	$6,712,596	$6,874,571	$7,099,149	$7,203,822	$7,398,325
Less: Intangible assets	(93,068)	(93,487)	(93,907)	(94,383)	(94,859)
Tangible assets	$6,619,528	$6,781,084	$7,005,242	$7,109,439	$7,303,466
Non-GAAP TCE Ratio
Tangible common equity	$656,952	$644,444	$637,300	$647,635	$650,870
Tangible assets	6,619,528	6,781,084	7,005,242	7,109,439	7,303,466
TCE ratio	9.92%	9.50%	9.10%	9.11%	8.91%

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2016	2016	2015	2015	2015
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Regulatory Capital Metrics
Common equity Tier 1 capital		$596,080	585,144	594,482	601,789	611,542
Tier 1 capital		788,349	776,180	782,912	782,561	790,937
Total risk-based capital	(23)	849,147	838,283	846,747	847,267	868,569
Risk-weighted assets		4,716,534	4,744,449	4,896,539	5,003,285	4,988,754
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(24)	12.64%	12.33%	12.14%	12.03%	12.26%
Tier 1 risk-based capital ratio	(25)	16.71%	16.36%	15.99%	15.64%	15.85%
Total risk-based capital ratio	(26)	18.00%	17.67%	17.29%	16.93%	17.41%
Leverage ratio	(27)	11.92%	11.38%	11.18%	10.93%	11.05%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$915,890	$903,801	$897,077	$907,888	$911,599
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax	(28)	(18,085)	(15,089)	(16,925)	(22,486)	(18,833)
Unrealized losses on cash flow hedges, net of income tax	(28)	2,281	2,805	2,927	4,330	4,532
		734,216	725,647	717,209	723,862	731,428
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(29)	(2,561)	(2,715)	(1,912)	(2,028)	(2,145)
Disallowed deferred tax assets, net	(29)	(49,506)	(51,719)	(34,746)	(33,976)	(31,672)
Common equity Tier 1 capital		596,080	585,144	594,482	601,789	611,542
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(8,601)	(9,834)	(12,440)	(20,098)	(21,475)
Tier 1 capital		788,349	776,180	782,912	782,561	790,937
Plus: Long-term debt qualifying as Tier 2 capital		-	-	-	-	13,400
Qualifying allowance for loan and lease losses		60,798	62,103	63,835	64,706	64,232
Tier 2 capital		60,798	62,103	63,835	64,706	77,632
Total risk-based capital		$849,147	$838,283	$846,747	$847,267	$868,569

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OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)

During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses. During Q4 2015, the Company recorded an additional $29.3 million provision for loan and lease losses related to PREPA. Both were part of the overall quarterly provision for loan and lease losses.

(4)	Calculated based on net income (loss) available to common shareholders divided by average common shares outstanding for the period.
(5)

Calculated based on net income (loss) available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(6)

The Board of directors decreased OFG's regular quarterly dividend per common share to $0.06 per share during Q4 2015.The Board of directors had previously increased OFG's regular quarterly dividend per common share to $0.10 per share during Q4 2014.

(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(13)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(14)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(15)	During Q3 2015, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $917 thousand related to this program.
(16)

At September 30, 2015, amount includes a $25 million receivable from Q2 2015 loss-share certifications for non-single family residential mortgage loans and a $20 million receivable from the sale of non-performing covered loans during Q3 2015, which were paid by the FDIC in December 2015.

(17)

Covered loans are no longer a material amount. Therefore, during Q3 2015, the Company changed its presentation of loans to include the following loan segments:  "Non-acquired" loans, "Acquired BBVAPR" loans and "Acquired Eurobank" loans.

(18)	During Q4 2015, the FDIC expense includes a charge of $2.2 million for reimbursements to the FDIC for recoveries of loans that were previously covered by the shared-loss agreement.
(19)

During Q2 2015, the Company purchased 303,985 shares under the current stock repurchase program for a total of $4.2 million, at an average price of $13.91 per share. In addition, during Q3 2015, the Company purchased 500,000 shares under the current stock repurchase program for a total of $4.7 million, at an average price of $9.39 per share.

(20)	Production of new loans (excluding renewals).
(21)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(22)

During Q1 2016, the Company sold mortgage backed securities amounting to $263.3 million with a gain of $16.1 million and obligations of Puerto Rico government and political subdivisions of $12.8 million with a loss of $4.1 million.  In addition, the Company partially unwound repurchase agreements in the amount of $268 million at a cost of $12 million.

(23)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(24)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(25)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(26)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(27)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(28)	During Q1 2015, the Company decided to elect the opt-out option to continue to exclude AOCI items from regulatory capital calculation.
(29)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 60% for 2016 and 40% for 2015.
(30)	During Q2 2015, the Company sold mortgage servicing rights on $653.5 million of mortgage loans to Scotiabank PR.
(31)

The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale. Therefore, the FDIC Indemnification Asset for projected claimable losses on non-single family residential loans loss-share period expired at June 30, 2015.

(32)

On September 28, 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million unpaid principal balance ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion, both balances were received in December 2015.

(33)

During Q4 2015, the Company released $3.1 million of the Company's valuation allowance, increasing the deferred tax benefit for the period. This was the result of a change in entity type of its insurance subsidiary, Oriental Insurance Inc. to a limited liability corporation, now Oriental Insurance LLC. In addition, the deferred tax tax benefit increased $9.0 million as a result of an increase in the allowance for loan and lease losses.

(34)

During Q2 2016, the Company changed the purchase credit impaired policy for all loans accounted for under ASC 310-30. Under the revised policy, the Company writes-off a loans' recorded investment and derecognizes the associated allowance for loan and lease losses for loans that exit the pools. The revised policy implementation is performed prospectively due to the immaterial impact for retrospective adoption. The transition to this revised policy resulted in a $8.5 million and $72.2 million initial de-recognition of loans recorded investment balance and associated allowance for loan and lease losses for acquired BBVAPR loans and acquired Eurobank loans, respectively, with no impact to provision for loan and lease losses.

14